SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report May 21, 2003
(Date of earliest event reported)

FORD MOTOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

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TABLE OF CONTENTS

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
EXHIBITS
Item 5. Other Information.
Signature
EXHIBIT INDEX
Financial Summary

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	Investor Presentation	Filed with this Report

Item 5. Other Information.

     A copy of an Investor Presentation posted to our website, filed as Exhibit 99.1 to this report, is incorporated by reference herein.

     Exhibit 99.1 to this report contains certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures cover net pricing, cost performance, operating cash flows, managed leverage at our Ford Motor Credit Company (“Ford Credit”) subsidiary, and operating earnings per share. Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Net Pricing. Slide 2 of Exhibit 99.1 states that our milestones are based, in part, on present net pricing planning assumptions for 2003 of less than zero in the United States (for Ford, Lincoln and Mercury brand vehicles) and less than 1% in Europe (for Ford brand vehicles), in each case at constant volume and mix, compared to 2002. This slide further indicates changes in net pricing of 0.2% and negative 1.4% in the United States and Europe, respectively, in the first quarter of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this net pricing measure is the period-over-period change in Automotive Sales. The period-over-period change in Automotive Sales is affected by changes in unit sales volume, product mix, foreign currency exchange rates, wholesale prices for vehicles sold and marketing incentives. The net pricing measure (which measures the combined effect of changes in wholesale prices and marketing incentives, while excluding the effects of changes in unit sales volumes, product mix, and foreign currency exchange rates) is useful to investors because it provides an indication of the underlying direction of changes in revenue in one performance measure. The change in Automotive Sales in the first quarter of 2003 compared with the first quarter of 2002 was 4.2% for the United States and 3.5% for Europe. Appendix 1 to Exhibit 99.1 contains a reconciliation of the change in net pricing in the first quarter of 2003 compared with the first quarter of 2002 to the change in Automotive Sales for the same periods.

     Cost Performance. Slide 2 of Exhibit 99.1 indicates that we have achieved $638 million in cost performance improvement for the first quarter of 2003. Slides 2 and 9 of Exhibit 99.1 indicate that we have a milestone to improve automotive cost performance by greater than $500 million in 2003 over 2002. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cost performance measure is Cost of Sales and Selling, Administrative and Other Expense. Appendix 2 to Exhibit 99.1 contains a reconciliation of our non-GAAP cost performance financial measure to changes in Cost of Sales and Selling, Administrative and Other Expense. Cost of Sales and Selling, Administrative and Other Expense increased by $1.2 billion in the first quarter of 2003, compared with the first quarter of 2002. We believe that the use of the non-GAAP cost performance measure is useful to investors because it shows changes in our costs excluding the effects of changes that are influenced by external factors, such as our production volume, mix of products produced or foreign currency exchange rates. On this basis, we and our investors are able to determine whether or not our underlying cost structure is improving.

     Operating Cash Flows. Slide 2 of Exhibit 99.1 discusses our operating cash flows for the first quarter of 2003 and our milestone for operating cash flow for 2003. Slide 2 indicates that we had positive operating cash flow of $0.6 billion (excluding tax refunds) for the first quarter of 2003 and that we have a milestone related to Automotive operating cash flow of breakeven in 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. Appendixes 3 and 4 to Exhibit 99.1 contain a reconciliation between our non-GAAP operating cash flow measure and Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading for the first quarter of 2003 was $3 billion, $0.6 billion better than first quarter 2002. We believe the non-GAAP operating cash flow measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the net cash generated by our operations.

     Managed Leverage. Slide 2 of Exhibit 99.1 indicates that Ford Credit has a milestone to maintain managed leverage (i.e., its debt-to-equity ratio) in the low end of 13-14 to 1 range and that Ford Credit’s managed leverage for the first quarter 2003 was 12.8 to 1. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. Appendixes 5 and 6 to Exhibit 99.1 contain a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to our investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds its minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards (“SFAS”) No. 133 in both the numerator and the denominator in order to exclude the interim effects in changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

     EPS Excluding “Unusual Items”. Slide 15 indicates that we had earnings per share, excluding “unusual items”, of $0.47 per share in 2002. The most directly comparable financial measure calculated and presented in accordance with GAAP to this earnings per share measure is net income per share, which includes unusual items. Appendix 7 to Exhibit 99.1 contains a reconciliation between our non-GAAP operating earnings per share measure and earnings per share calculated based on net income. Net income for 2002 was negative $980 million or negative $0.55 per share. We believe that the use of the non-GAAP operating earnings per share measure in this context is useful to investors because it shows our earnings per share excluding the effects of items that we do not expect to recur in 2003, such as the cumulative effect of implementing SFAS No. 142 and the impact of major asset dispositions. By excluding these items our investors are able to make a more meaningful comparison to our forecasted earnings per share estimate for 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY (Registrant)

Date: May 21, 2003	By:	/s/ Kathryn S. Lamping Kathryn S. Lamping Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	Investor Presentation